Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,642,950)
Unrealized Gain (Loss) on Market Value of Futures	252,610
Dividend Income	176
Interest Income	243
ETF Transaction Fees	2,000
Total Income (Loss)	$(1,387,921)

Expenses
Investment Advisory Fee	$26,340
Brokerage Commissions	3,078
Non-interested Directors' Fees and Expenses	306
Prepaid Insurance Expense	134
Other Expenses	16,440
Total Expenses	46,298
Expense Waiver	(11,172)
Net Expenses	$35,126
Net Gain (Loss)	$(1,423,047)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/11	$38,856,826
Additions (200,000 Units)	15,116,256
Net Gain (Loss)	(1,423,047)

Net Asset Value End of Period	$52,550,035
Net Asset Value Per Unit (700,000 Units)	$75.07

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502